UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2018 (June 14, 2018)

GENCO SHIPPING & TRADING LIMITED

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor New York, New York	10171
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01              Other Events.

Exhibit 1.1 filed with this Current Report on Form 8-K (this “Current Report”) contains the form of Underwriting Agreement proposed to be entered into by Genco Shipping & Trading Limited (the “Company”) and the underwriters listed therein in connection with the proposed public offering of common stock (the “Common Stock”) by the Company pursuant to its Registration Statement on Form S-3 (No. 333-204580) (the “Registration Statement”) previously filed with the U.S. Securities and Exchange Commission (the “SEC”), and its prospectus supplement and accompanying prospectus for such offering. This exhibit is hereby incorporated by reference into the Registration Statement.

Exhibit 99.1 filed with this Current Report contains certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement relates to the Common Stock.

The Company also disclosed today that it entered into an agreement on June 6, 2018 for the en bloc purchase of four drybulk vessels for approximately $141 million, which it expects to pay for using the proceeds of the offering referred to above and cash on hand.  Information on each of these vessels is as follows:

Vessel Class	Dwt (approx.)	Year Built	Location Built

Capesize	180,000	2015	First-tier Chinese shipyard
Capesize	180,000	2015	First-tier Chinese shipyard
Ultramax	60,000	2016	First-tier Japanese shipyard
Ultramax	61,000	2014	First-tier Chinese shipyard

All such vessels were built with a fuel-saving “eco” engine.  With regard to the purchase of the Capesize vessels noted above, we are to purchase two such vessels as designated by the seller from among three such vessels of similar specifications that the seller has made available for sale.  The purchase is subject to completion of definitive documentation and customary conditions..

Depending on debt market conditions, the Company intends to seek commercial bank debt financing to return a portion of the purchase price to it for these vessels and to finance or refinance a portion of potential future vessel acquisitions.  Although there can be no assurance, given the recent success of the syndication of the Company’s $460 million credit facility, the Company is optimistic that it can obtain further commercial bank debt financing on similar or more favorable terms.  While the Company does not currently have an agreement to purchase vessels in addition to the four mentioned above, the Company currently plans to target the acquisition of two additional Capesize vessels.  The Company’s ability to purchase any additional vessels will depend on conditions in the market for vessels.  To the extent the Company does not use any debt proceeds mentioned above to finance vessel purchases, the Company anticipates using them for working capital or general corporate purposes.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on management’s current expectations and observations.  Included among the factors that, in our view, could cause actual results to differ materially from the forward-looking statements contained in this report are whether the Company is able to complete the proposed offering, the amount of net proceeds it may obtain from such offering, the Company’s ability to enter into a new commercial bank loan and fulfill conditions for finance vessel purchases thereunder, the Company’s ability to identify suitable additional vessels for its targeted acquisitions, completion of documentation for vessel acquisitions and the performance of the terms thereof by sellers of vessels and us, and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequent reports on Form 10-Q and Form 8-K. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement in respect of the offering of Common Stock.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement in respect of the offering of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: June 14, 2018

By	/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer